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                                                               EXHIBIT 3(d)(iii)


                 FIRST AMENDMENT TO INDEMNIFICATION AGREEMENT


     THIS FIRST AMENDMENT TO INDEMNIFICATION AGREEMENT ("Amendment"), made and entered into as of the 1st day of November, 2000, amends the INDEMNIFICATION AGREEMENT ("Agreement") made and entered into as of the 12th day of July, 1999, by and among American General Life Insurance Company, a Texas life insurance company ("AGL"), American General Securities Incorporated, a Texas corporation ("AGSI"), WM Advisors, Inc., a Washington corporation ("WMA"), and WM Funds Distributor, Inc., a Washington corporation ("WMFD"). All capitalized terms not otherwise defined in this Amendment shall have the same meaning as described in the Agreement.

     WITNESSETH THAT:

     WHEREAS, American General Distributors, Inc. ("AGDI") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGL and AGSI;

     WHEREAS, AGL and AGSI desire that AGDI replace AGSI as a party to the Agreement;

     WHEREAS, AGL has appointed AGDI the principal underwriter of the Contracts;

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     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

1. Effective as of the date of this Amendment, AGDI will replace AGSI as a party to the Agreement and all of the rights, duties and obligations of AGSI shall, as of the same date, inure to AGDI.

2. Except as amended herein, the Agreement is hereby ratified and confirmed in all respects.

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     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                   AMERICAN GENERAL LIFE INSURANCE COMPANY



                                   By: /s/ PAUL MISTRETTA
                                       --------------------------------
                                   Title:  Executive Vice President


                                   AMERICAN GENERAL DISTRIBUTORS, INC.



                                   By: /s/ KEITH ROBERTS
                                       --------------------------------
                                   Title:  Vice President - Operations


                                   WM ADVISORS, INC.



                                   By:[NAME AND TITLE NOT LEGIBLE]
                                      ----------------------------
                                   Title:


                                   WM FUNDS DISTRIBUTOR, INC.


                                   By: /s/ SANDRA CAVANAUGH
                                       --------------------------------
                                   Title:  1/st/ Vice President

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